UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 25, 2010

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 562-5556

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2010, the Compensation Committee of the Board of Directors of Extra Space Storage Inc. (the “Company”) adopted the Extra Space Storage Inc. Executive Change in Control Plan (the “Executive CIC Plan”).  All executive officers of the Company, Extra Space Storage L.P. and Extra Space Management, Inc. are eligible to participate in the Executive CIC Plan.  The Executive CIC Plan provides for the following severance in the event that an executive officer’s employment is terminated without cause or the executive terminates employment for “good reason”:

•                  a lump sum cash payment equal to two times the executive’s base salary and bonus (greater of prior year’s bonus or average prior three years bonus).

•                  outplacement services for six months in accordance with the Company’s policy;

•                  a lump sum equal to the cost of continuing the executive’s health benefits under COBRA based on the rate in effect at termination, plus taxes on such amount for two years; and

•                  full vesting in all equity compensation grants and pension and deferred compensation plans.

All severance is subject to execution of a general release of claims.  If an executive is entitled to severance under the Executive CIC Plan the executive will also be eligible to receive a pro rata bonus for the year of termination.

For purposes of severance “cause” includes (i) commission of or indictment for or formal admission to a felony, crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company, (ii) willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement in the performance of the executive’s duties, (iii) repeated failure to follow the directions of the Company’s Board of Directors, or the Company’s policies and procedures, or to devote the executive’s full business time and efforts to the Company; (iv) willful and continued failure to perform the executive’s properly assigned duties and (v) breach of covenants regarding non-competition, nonsolicitation and confidentiality.  An executive will have “good reason” to terminate if following notice and opportunity to cure, (A) the executive’s authority duties or responsibilities are reduced, or the executive is assigned duties materially inconsistent with the executive’s position; (B) the executive’s salary is materially reduced; or (C) the executive is required to relocate more than 100 miles from Salt Lake City, Utah.

Severance payable under the Executive CIC Plan will be offset by any severance payable under any other severance plan, employment agreement, workers’ compensation wage replacement benefits, WARN or similar plans or laws so that an executive will not receive duplicate severance benefits.

By participating in and being eligible for benefits under the Executive CIC Plan, the executive must agree to the following restrictive covenants:

•                  The executive will not solicit any employee to leave the Company during the term of the executive’s employment, or for a one-year period following the executive’s termination.

•                  The executive will not compete with the Company during employment.

•                  The executive will not at any time, either during employment or after, disclose or use any of the Company’s confidential information.

The foregoing description of the Executive CIC Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Executive CIC Plan, which is filed as Exhibit 10.1 to this report, and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description of Exhibit
10.1	Extra Space Storage Inc. Executive Change in Control Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2010	EXTRA SPACE STORAGE INC.

	By:	/S/Kent W. Christensen
Name: Kent W. Christensen
Title: Executive Vice President and Chief Financial Officer

EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Extra Space Storage Inc. Executive Change in Control Plan.